Exhibit 10.7

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ANTIBODY DISCOVERY AND OPTION AGREEMENT

THIS ANTIBODY DISCOVERY AND OPTION AGREEMENT (“Agreement”) is entered into and effective as of November 9, 2023 (the “Effective Date”), by and between Paragon Therapeutics, Inc., a Delaware corporation (“Paragon”), and Apogee Therapeutics, Inc. (“Apogee”), a Delaware corporation.  Paragon and Apogee are also referred to herein individually as a “Party”, or collectively as the “Parties.”

RECITALS

WHEREAS, Paragon has developed a proprietary platform technology for the discovery and development of antibodies against therapeutically relevant targets;

WHEREAS, Apogee desires to engage Paragon to identify, evaluate and develop one or more antibody candidates directed to certain mutually agreed therapeutic targets of interest to Apogee;

WHEREAS, Paragon is willing to perform certain antibody discovery and development activities for Apogee; and

WHEREAS, Apogee will have an exclusive option to enter into separate license agreements with Paragon to develop, manufacture and commercialize the resulting antibodies with respect to a given target, all on the terms and subject to the conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

AGREEMENT

ARTICLE 1

DEFINED TERMS

Unless the context otherwise requires, the terms in this Agreement with initial letters capitalized shall have the meanings set forth below, or the meaning as designated in the indicated places throughout this Agreement.

1.1“Active Research Program” shall have the meaning provided in Section 5.2(a).

1.2“Actual Annual Costs” shall have the meaning provided in Section 5.2(c).

1.3“Affiliate” shall mean, with respect to an entity, any other entity controlled by, controlling or under common control with such entity for as long as such control exists.  For the purpose of this definition, “control” (including, with correlative meaning, the terms “controlled by” or “under common control”) means the direct or indirect ownership of more than fifty percent (50%) of the voting interest in, or more than fifty percent (50%) in the equity of, or the right to appoint more than fifty percent (50%) of the directors or management of, such corporation or other

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business entity.  Notwithstanding the foregoing, with respect to either Party, Affiliates of such Party do not include the other Party or [***] or its Affiliates and other affiliated entities other than such Party and its subsidiaries.

1.4“Agreement” shall have the meaning provided in the first paragraph of this Agreement.

1.5“Annual Development Fees” shall have the meaning provided in Section 1.27.

1.6“Antibody” shall mean any molecule, including [***].

1.7“Apogee” shall have the meaning provided in the first paragraph of this Agreement.

1.8“Apogee Indemnitee” shall have the meaning provided in Section 10.2.

1.9“Applicable Law” shall mean any national, supra-national, federal, state or local laws, rules, guidances and regulations, in each case, as applicable to the subject matter and the Party at issue.

1.10“Background IP” shall mean all Patents and Know-How Controlled by a Party (a) as of the Effective Date, or (b) that otherwise arise outside of and independently of this Agreement.  Paragon’s Background IP includes the Paragon Platform Technology.

1.11“Bankruptcy Code” shall have the meaning provided in Section 9.4.

1.12“Bankruptcy Event” shall have the meaning provided in Section 9.4.

1.13“Budget” shall mean the agreed budget for the activities set forth in the applicable Research Plan.

1.14“Business Day” shall mean any day other than Saturday, Sunday or a national holiday in the United States.

1.15“Calendar Quarter” shall mean the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31.

1.16“Calendar Year” shall mean each successive period of twelve (12) months commencing on January 1 and ending on December 31.

1.17“Change of Control” shall mean, with respect to any entity, any of the following: (a) the sale or disposition of all or substantially all of the assets of such entity or its direct or indirect controlling Affiliate to a Third Party; or (b) (i) the acquisition by a Third Party, alone or together with any of its Affiliates, other than an employee benefit plan (or related trust) sponsored or maintained by such entity or any of its Affiliates, of more than fifty percent (50%) of the then outstanding shares of voting capital stock of such entity or its direct or indirect parent entity that holds, directly or indirectly, beneficial ownership of more than fifty percent (50%) of the then outstanding shares of voting capital stock of such entity (a “Parent Entity”), or (ii) the acquisition,

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merger or consolidation of such entity or its Parent Entity with or into another entity, other than, in the case of clause (i) or (ii), an acquisition or a merger or consolidation of such entity or its Parent Entity in which the holders of shares of voting capital stock of such entity or its Parent Entity, as the case may be, immediately prior to such acquisition, merger or consolidation will beneficially own, directly or indirectly, at least fifty percent (50%) of the shares of voting capital stock of the acquiring Third Party or the surviving corporation in such acquisition, merger or consolidation, as the case may be, immediately after such acquisition, merger or consolidation, and in each case of (a) or (b), whether through a single transaction or a series of related transactions but excluding any and all bona fide financing transactions or internal reorganizations for tax purposes (including the change of place of incorporation or domicile of such entity).

1.18“Commercialize” or “Commercializing” shall mean to market, promote, distribute, offer for sale, sell, have sold, import, have imported, export, have exported or otherwise commercialize an Antibody, including any Project Antibody or Derived Antibody, or Product, as applicable.  When used as a noun, “Commercialization” means any and all activities involved in Commercializing.

1.19“Confidential Information” of a Party shall mean any and all non-public scientific, business, regulatory or technical information that is disclosed or made available by or on behalf of a Party (the “Disclosing Party”) to the other Party (a “Receiving Party”) prior to the Effective Date  or in connection with this Agreement, whether in writing, orally, visually or otherwise and whether explicitly marked as confidential or not.  Confidential Information may include information of a third party that is in the possession of the Disclosing Party and is disclosed to the Receiving Party under this Agreement.  Notwithstanding any provision of this Agreement to the contrary, (a) Paragon Platform Technology shall be the Confidential Information of Paragon, and (b) Project Antibody Technology shall be the Confidential Information of both Parties, and each Party shall be deemed as both the “Disclosing Party” and the “Receiving Party” with respect to Project Antibody Technology; provided that if Apogee does not exercise its Option or the Parties do not enter into a License Agreement in accordance with this Agreement, then the Project Antibody Technology shall thereafter be the Confidential Information of Paragon.

1.20“Control” (including any variations such as “Controlled”) shall mean, with respect to any technology, Know-How, Patents, other Intellectual Property Rights, Antibodies or Confidential Information, possession by a Party or its Affiliates, as applicable, and the ability (whether by ownership, license or otherwise) to grant a license or a sublicense to or under such technology, Know-How, Patents, other Intellectual Property Rights, Antibodies or Confidential Information without violating the terms of any agreement or other arrangement with any Third Party.  Notwithstanding the foregoing, a Party or its Affiliates shall not be deemed to “Control” any technology, Know-How, Patents, other Intellectual Property Rights, Antibodies or Confidential Information that (a) prior to the consummation of a Change of Control of such Party is owned or in-licensed, or (b) after the consummation of a Change of Control of such Party, becomes owned or in-licensed, in each case ((a) or (b)), by a Third Party that becomes an Affiliate of such Party after the Effective Date as a result of such Change of Control or an assignee of such Party after the Effective Date as the result of an assignment of this Agreement in connection with a Change of Control unless prior to the consummation of such Change of Control or assignment,

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such Party or any of its Affiliates also Controlled such technology, Know-How, Patents, other Intellectual Property Rights, Antibodies or Confidential Information.

1.21“Cost Advance” shall have the meaning provided in Section 5.2(b).

1.22“Cover” or “Covering” shall mean, with respect to a product (including an Antibody or Product), technology, process, method or mode of administration that, in the absence of a license granted under, or ownership of, a particular Patent, the making, using, offering for sale, selling or importation of such product or composition of matter or any formulation thereof, or the practice of such technology, process, method or mode of administration would infringe a Valid Claim of such Patent or, in the case of a Patent claim that has not yet issued, would infringe such claim if it were to issue without change.

1.23“Deliverables” shall have the meaning provided in Section 2.1(c).

1.24“Derived Antibody” shall mean any Antibody that (a) is derived from or constitutes a modification of a Project Antibody, including [***], and (b) is [***].  For avoidance of doubt, any Antibody that [***] will be deemed a Derived Antibody, irrespective of origin.

1.25“Derived Antibody Patent” shall mean any Patent that Covers the composition of matter of, or any method of specifically making or using, any Derived Antibody.

1.26“Develop,” “Developed,” or “Developing” shall mean to discover, evaluate, test, research or otherwise develop an Antibody, including a Project Antibody or Derived Antibody, or Product.  When used as a noun, “Development” means any and all activities involved in Developing.

1.27“Development Costs” shall mean, on a Research Program-by-Research Program basis, (a) [***] (such amounts, the “Third Party Costs”), and (b) [***] (such development fees, the “Development Fees”, and the Development Fees to be paid in any given Calendar Year during the Research Program, the “Annual Development Fees”); in each case ((a) and (b)) to the extent consistent with the applicable Research Plan (including [***]).

1.28“Development Fees” shall have the meaning provided in Section 1.27.

1.29“Directed To” shall mean, with regard to an Antibody or Product, that such Antibody or Product is developed or designed to (a) [***], and (b) [***].

1.30“Disclosing Party” shall have the meaning provided in Section 1.19.

1.31“Dispute” shall have the meaning provided in Section 11.7.

1.32“Election Notice” shall have the meaning provided in Section 4.4.

1.33“Effective Date” shall have the meaning provided in the first paragraph of this Agreement.

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1.34“Field” shall mean the prophylaxis, palliation, treatment and diagnosis of human disease and disorders in all therapeutic areas.

1.35“Indemnified Party” shall have the meaning provided in Section 10.3.

1.36“Indemnifying Party” shall have the meaning provided in Section 10.3.

1.37“Initial Discovery and Option Agreement” means that certain Antibody Discovery and Option Agreement, effective as of February 24, 2022, by and between Paragon and Apogee, as such agreement may be amended or restated from time to time.

1.38“Intellectual Property Rights” shall mean any and all proprietary rights provided under (a) patent law, including any Patents; (b) copyright law; or (c) any other applicable statutory provision or common law principle, including trade secret law, that may provide a right in Know-How, or the expression or use thereof.

1.39“JDC” shall have the meaning provided in Section 3.1.

1.40“Know-How” shall mean all technical information and know-how in any tangible or intangible form, including (a) inventions, discoveries, trade secrets, data, specifications, instructions, processes, formulae, materials (including cell lines, vectors, plasmids, nucleic acids and the like), methods, protocols, expertise and any other technology, including the applicability of any of the foregoing to formulations, compositions or products or to their manufacture, development, registration, use or marketing or to methods of assaying or testing them or processes for their manufacture, formulations containing them or compositions incorporating or comprising them, and (b) all data, instructions, processes, formulae, strategies and expertise, whether biological, chemical, pharmacological, biochemical, toxicological, pharmaceutical, physical, analytical or otherwise and whether related to safety, quality control, manufacturing or other disciplines.  Notwithstanding the foregoing, Know-How excludes Patent claims.

1.41“License Agreement” shall have the meaning provided in Section 4.5(b).

1.42“License Template” shall have the meaning provided in Section 4.5(a).

1.43“Losses” shall have the meaning provided in Section 10.1.

1.44“Manufacture” or “Manufacturing” shall mean to make, produce, manufacture, process, fill, finish, package, label, perform quality assurance testing, release, ship or store an Antibody, including any a Project Antibody or Derived Antibody, or Product or any component thereof.  When used as a noun, “Manufacture” or “Manufacturing” means any and all activities involved in Manufacturing an Antibody, including any Project Antibody or Derived Antibody, or Product or any component thereof.

1.45“Monthly Rate” shall have the meaning set forth in Section 5.2(a).

1.46“Notice of Dispute” shall have the meaning provided in Section 11.7(a).

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1.47“Option” shall have the meaning provided in Section 4.1.

1.48“Option Period” shall have the meaning provided in Section 4.4.

1.49“Paragon” shall have the meaning provided in the first paragraph of this Agreement.

1.50“Paragon Indemnitee” shall have the meaning provided in Section 10.1.

1.51“Paragon Platform Know-How” shall mean (a) Know-How Controlled by Paragon or its Affiliates prior to or during the Term relating to antibody discovery and development, (b) all methods, materials and other Know-How used in the foregoing Controlled by Paragon or its Affiliates, and (c) platforms embodying, components, component steps and other portions of any of the foregoing in (a) or (b) Controlled by Paragon or its Affiliates.

1.52“Paragon Platform Know-How Improvement” shall mean all Know-How developed or discovered through or as a result of the activities performed by or on behalf of Paragon under a Research Program that constitutes an improvement, enhancement, modification, substitution, or alteration to the Paragon Platform Technology; provided, however, to the extent any of the Know-How developed or discovered during the Term that specifically relates to a Project Antibody will be considered Project Antibody Technology and not Paragon Platform Know-How Improvements.

1.53“Paragon Platform Patents” shall mean all Patents that Paragon or its Affiliates Control prior to or during the Term that Cover Paragon Platform Know-How, including Patents that Cover Paragon Platform Know-How Improvements.

1.54“Paragon Platform Technology” shall mean Paragon Platform Know-How, Paragon Platform Know-How Improvements and Paragon Platform Patents.

1.55“Parent Entity” shall have the meaning provided in Section 1.17.

1.56“Party” and “Parties” shall have their respective meanings provided in the first paragraph of this Agreement.

1.57“Patents” shall mean (a) unexpired patents and patent applications, (b) any and all divisionals, continuations, continuations-in-part, reissues, renewals, substitutions, registrations, re-examinations, revalidations, extensions, supplementary protection certificates and the like of any such patents and patent applications, and (c) any and all foreign equivalents of the foregoing.

1.58“Pre-Effective Date Development Costs” shall have the meaning provided in Section 5.2(b).

1.59“Product” shall mean any product that comprises or contains (a) any Project Antibody or (b) any Derived Antibody.

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1.60“Project Antibody” shall mean any and all Antibodies that are Directed To a particular Selected Target and that are discovered, generated, identified or characterized by Paragon in the course of performing the applicable Research Program.

1.61“Project Antibody Invention” shall mean (a) any invention or discovery, whether or not patentable, that constitutes the composition of matter of, or any method of specifically making or using, any Project Antibody or a Derived Antibody; and (b) all Intellectual Property Rights therein.

1.62“Project Antibody Patents” shall mean all Patents that Cover the composition of matter of, or any method of specifically making or using, any Project Antibody.

1.63“Project Antibody Samples” shall have the meaning provided in Section 2.1(c).

1.64“Project Antibody Selection Criteria” shall mean those criteria agreed to by the Parties in the applicable Research Plan that establish that a Project Antibody is suitable for clinical testing.

1.65“Project Antibody Technology” shall mean (a) the Project Antibody Inventions; (b) the Project Antibody Patents, (c) the Sequence Information and Results; and (d) all Intellectual Property Rights therein, that in each case are Controlled by Paragon or its Affiliates as of the Effective Date or during the Term.

1.66“Receiving Party” shall have the meaning provided in Section 1.19.

1.67“Representatives” of a Party shall mean such Party’s officers, directors, employees, contractors, subcontractors, agents and consultants.

1.68“Research Initiation Fee” shall have the meaning provided in Section 5.1.

1.69“Research Plan” shall have the meaning provided in Section 2.1(b).

1.70“Research Program” shall mean a research program agreed to by the Parties to identify Project Antibodies with activity against one Selected Target and to perform such additional activities with respect to such Selected Target as set forth in the applicable Research Plan.

1.71“Research Term” shall mean, on a Research Program-by-Research Program basis, the period of time beginning on the Effective Date and continuing until completion of such Research Program, or such other date mutually agreed upon by the Parties.

1.72“Results” shall mean the data, results, analysis, conclusions, outcomes, information, documentation and reports (in each case, excluding Project Antibody Technology) that are generated by or on behalf of Paragon in performance of a Research Program, excluding Project Antibodies.

1.73“Selected Target” shall have the meaning provided in Section 2.1(a).

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1.74“Sequence Information” shall mean electronic files of Paragon containing all Project Antibody sequences generated under a given Research Program.

1.75“Target” shall mean a protein molecule that (a) [***], and (b) [***].

1.76“Term” shall have the meaning provided in Section 9.1.

1.77“Term Sheet” shall have the meaning provided in Section 4.5(a).

1.78“Territory” shall mean worldwide.

1.79“Third Party” shall mean any person or entity other than Paragon or Apogee or an Affiliate of any of Paragon or Apogee.

1.80“Third Party Claim” shall have the meaning provided in Section 10.1.

1.81“Third Party Costs” shall have the meaning provided in Section 1.27.

1.82“Valid Claim” shall mean, with respect to a particular country, a claim (including a process, use or composition of matter claim) of an issued and unexpired Patent (or a supplementary protection certificate thereof) that has not (a) irretrievably lapsed or been abandoned, permanently revoked, dedicated to the public or disclaimed, or (b) been held invalid, unenforceable or not patentable by a court, governmental agency, national or regional patent office or other appropriate body that has competent jurisdiction, which holding, finding or decision is final and un-appealable or un-appealed within the time allowed for appeal.

ARTICLE 2

CONDUCT OF RESEARCH PROGRAM

2.1Research Program.

(a)Target Selection.  The Parties intend to initiate one or more Research Programs, each focused on a particular Target (each, a “Selected Target”).  No more than one (1) Selected Target will be included in any Research Program, unless the Parties otherwise agree in writing (e.g., in the case of a Research Program seeking to develop [***]).  As of the Effective Date, the Parties have agreed to the Selected Targets listed on Exhibit A.  Additional Targets may be added to the Selected Targets by mutual written agreement of the Parties, it being understood that each Party may accept or reject a new Selected Target in its sole discretion and neither Party shall be obligated under this Agreement to agree to any further Selected Targets.  The Parties acknowledge that, prior to any agreement with respect to a Selected Target and a Research Plan, it is intended that the Parties may initiate, from time-to-time, “proof-of-concept” studies to decide if a combination of Antibodies or a bispecific Antibody is viable at no up-front Research Initiation Fee to Apogee; provided, that the costs of any such “proof-of-concept” studies may be [***] within the specified Research Plan and associated fees (which may include milestone payments), in each case, as agreed by the Parties.

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(b)Research Plan.  No later than [***] days after the Effective Date (or in the case of any Selected Target added after the Effective Date, no later than [***] days after the Parties’ written agreement on such additional Selected Target), the Parties will agree on a research plan for the applicable Selected Target that will include design, modeling, synthesis, evaluation and other mutually agreed activities (“Research Plan”).  For clarity, if at the end of such [***] day period (or any extension thereof mutually agreed in writing) (a) the Parties have not agreed on a Research Plan, or (b) Apogee has not paid Paragon the Research Initiation Fee, the target shall cease to be a Selected Target and Paragon shall have no obligations with respect thereto.  Once the Parties agree on a Research Plan and Apogee pays the Research Initiation Fee for the Research Program, Paragon shall conduct research under a Research Program directed to the applicable Selected Target in an effort to produce Project Antibodies against such Selected Target for further Development, Manufacture and Commercialization by Apogee.  The Parties may amend the Research Plan upon mutual written agreement.  Paragon will use [***] to conduct and complete the activities set forth in such Research Plan on the timelines set forth in such Research Plan and in compliance with the Budget.

(c)Deliverables; Project Antibody Samples.  Following completion of a Research Program, Paragon will deliver to Apogee a data package that includes Sequence Information for all Project Antibodies and all Results (the “Deliverables”).  Additionally, upon request by Apogee, and at [***] cost and expense, Paragon shall provide to Apogee samples of proteins corresponding to Project Antibodies that have been expressed in accordance with the Research Plan (“Project Antibody Samples”) to enable Apogee to evaluate the Option.  During the Option Period, Apogee will review the Deliverables and Project Antibody Samples to determine whether [***] Project Antibody meets the Project Antibody Selection Criteria.  If Apogee determines that [***] Project Antibody meets the Project Antibody Selection Criteria, then Apogee will so notify Paragon prior to the end of the Option Period.

(d)Conduct of Research Program.  During the Research Term: (i) Apogee shall cooperate with Paragon [***] to ensure the continued performance of the activities described in the applicable Research Plan; and (ii) Paragon shall (1) perform the activities assigned to Paragon under the applicable Research Plan in a professional, diligent and good scientific manner, in compliance with all Applicable Law, and in compliance with the applicable Research Plans; (2) ensure that its Representatives and subcontractors diligently perform the applicable Research Program in a manner in accordance with generally accepted industry practices by appropriately trained personnel who are experienced in the relevant fields and in compliance with Applicable Law; (3) keep Apogee fully informed regarding the progress and Results of the Research Program; (4) promptly provide Apogee with any additional information regarding the Research Program that Apogee reasonably requests; (5) participate in teleconference(s) at a time(s) agreed upon by the Parties to provide an update to Apogee on the performance of the Research Program; and (6) give Apogee prompt written notice with respect to information known or believed by Paragon to be likely to materially impede or otherwise adversely affect the performance of the Research Program.

2.2Subcontractors.  Paragon may perform some of the activities under a Research Program through one or more subcontractors, provided that Paragon shall at all times be fully

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responsible for the compliance of such subcontractors with this Agreement and for the performance of Paragon’s obligations under this Agreement.

2.3Research Books and Records; Audit.  Paragon shall maintain complete and accurate records related to the activities performed by Paragon under a Research Program.  All such books and records shall be retained by Paragon until the later of: (a) [***] after the end of the applicable Research Term; and (b) such longer period as may be required by Applicable Law.  Upon Apogee’s [***] request (no more than [***] per Calendar Year during the Term) and at [***] expense, Paragon shall provide copies of such records or such records shall be made available for Apogee’s reasonable review, audit and inspection upon [***] notice and with reasonable frequency.

ARTICLE 3

GOVERNANCE

3.1Joint Development Committee.  The Parties will establish a single Joint Development Committee (the “JDC”) to oversee and coordinate the activities under all Research Programs in accordance with the remainder of this Article 3.  The JDC shall be comprised of two (2) employees from Apogee and two (2) employees from Paragon, with each Party designating one (1) such employee as its JDC co-chairperson.  Subject to the foregoing, each Party shall appoint its respective JDC representatives to the JDC from time to time, and may change its JDC representatives, in its sole discretion, effective upon notice to the other Party designating such change.  JDC representatives from each Party shall have appropriate technical credentials, experience and knowledge pertaining to and ongoing familiarity with the activities to be performed under the Research Programs.

3.2JDC Meetings.  The JDC shall meet in accordance with a schedule established by mutual written agreement of the Parties no less frequently than once every three (3) months, on a Research Program-by-Research Program basis, until the end of the period specified in Section 3.5.  The JDC may meet by means of teleconference, videoconference or other similar means, as jointly determined by the Parties.  As appropriate, additional employees or consultants may from time to time attend the JDC meetings as nonvoting observers, provided that any such consultant shall agree in writing to comply with the confidentiality obligations under this Agreement; and provided further that no Third Party personnel may attend unless otherwise agreed by both Parties.  Each Party shall bear its own expenses related to the attendance of the JDC meetings by its JDC representatives.  Each Party may also call for special meetings to resolve particular matters requested by such Party.  Paragon shall be responsible for keeping minutes of each JDC meeting that record in writing all decisions made, action items assigned or completed and other appropriate matters.  Paragon shall send meeting minutes to all members of the JDC within [***] Business Days after a meeting for review.  Each member shall have [***] Business Days from receipt in which to comment on and to approve/provide comments to the minutes (such approval not to be unreasonably withheld, conditioned or delayed).  If a member, within such time period, does not notify the drafting Party that s/he does not approve of the minutes, the minutes shall be deemed to have been approved by such member.

3.3JDC Functions.  The JDC’s responsibilities are as follows:

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(a)Developing, reviewing, overseeing and coordinating the activities under each Research Plan;

(b)Periodically reviewing the progress of activities under each Research Plan;

(c)Updating or modifying each Research Plan, provided that such update or modification does not obligate any Party to perform any task or expend any resources outside of or beyond its obligations under the applicable Budget;

(d)Reviewing performance against the Budget and timeline for each Research Program periodically (at least [***]), and periodically meeting to review and (subject to mutual approval of the Parties), approving any Budget deviation where such deviation is greater than [***] percent ([***]%);

(e)Reviewing the reconciliation of Actual Annual Costs against the Cost Advance at the end of each Calendar Year for each Research Program; and

(f)Determining whether the Project Antibody Selection Criteria for a Research Program are not achievable for any reason and therefore such Research Program no longer warrants further research.

3.4JDC Decision Making and Disputes.  The JDC will endeavor to make decisions by consensus, with each of Apogee and Paragon having one vote.  If consensus is not reached by the Parties’ JDC representatives pursuant to such vote, then disputes relating to: (a) the reconciliation of Actual Annual Costs against the Cost Advance, as set forth in Section 5.2(c), will be resolved in accordance with Section 11.7; (b) technical or scientific decisions in the course of operationalizing each Research Program, including the nature of activities to be performed by Paragon thereunder, shall be finally decided by [***]; and the Budget for any Research Program, and all other matters not covered by clauses (a) or (b) shall be finally decided by [***].  For clarity, and notwithstanding the creation of the JDC, each Party shall retain the rights, powers and discretion granted to it hereunder, and the JDC shall not be delegated or vested with such rights, powers or discretion unless such delegation or vesting is expressly provided herein, or the Parties expressly so agree in writing.  The JDC shall not have the power to amend, waive or modify any term of this Agreement, and no decision of the JDC shall be in contravention of any terms and conditions of this Agreement.  It is understood and agreed that issues to be formally decided by the JDC are limited to those specific issues that are expressly provided in this Agreement to be decided by the JDC.

3.5Disbandment.  The JDC shall remain in effect from the date on which it is established in accordance with Section 3.1 until, on a Research Program-by-Research Program basis, the earlier of (a) expiration of the Term and (b) Apogee’s exercise of the Option in accordance with Section 4.4.

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ARTICLE 4

OPTION; LICENSE

4.1Grant of Option.  Subject to the terms and conditions of this Agreement, on a Research Program-by-Research Program basis, Paragon hereby grants to Apogee, during the Term and subject to delivery of the Election Notice in accordance with Section 4.4, an exclusive option (“Option”), to be granted an exclusive license to all of Paragon’s right, title and interest in and to the Project Antibody Technology under the applicable Research Program to Develop, Manufacture and Commercialize Project Antibodies, Derived Antibodies and Products in the Field in the Territory.

4.2Limited License Grant During Option Period.  Subject to the terms and conditions of this Agreement, on a Research Program-by-Research Program basis, and effective only during the Term, Paragon hereby grants to Apogee a limited, exclusive, royalty-free, non-transferable license, without the right to sublicense, under the Project Antibody Technology arising from such Research Program solely to evaluate the Option and for the purpose of allowing Apogee to determine whether to exercise the Option with respect to such Research Program.  For clarity, the license set forth in this Section 4.2 does not include a license to Develop, Manufacture or Commercialize Project Antibodies, Derived Antibodies or Products.

4.3Retained Rights.  Notwithstanding the rights granted to Apogee in Section 4.2, Paragon retains the right for Paragon and its Affiliates to use the Project Antibody Technology to perform its obligations under this Agreement and for any other purpose not expressly licensed to Apogee in Section 4.2.

4.4Option Exercise.  On a Research Program-by-Research Program basis, Apogee may, in its sole discretion, exercise the Option at any time during the period beginning on the initiation of activities under such Research Program and ending [***] days following Apogee’s receipt of the Deliverables for such Research Program, or such longer period as agreed upon by the Parties (“Option Period”) by delivering written notice of such exercise to Paragon (“Election Notice”).  If Apogee fails to exercise an Option in accordance with this Section 4.4 prior to expiration of the applicable Option Period, then, upon such expiration, such Option shall terminate and be of no further force or effect.

4.5License Template; Execution After Option Exercise.

(a)Within [***] days following finalization of the Research Plan for a given Research Program, the Parties shall negotiate [***] and use [***] to agree upon a form of agreement template (“License Template”) to be used in connection with Apogee’s exercise of its Option with respect to such Research Program.  The License Template will be consistent with the economic and other terms set forth in the license agreement term sheet (“Term Sheet”) attached hereto as Exhibit B, and upon mutual agreement by the Parties on the form of the License Template will be attached to this Agreement and replace the Term Sheet on the existing Exhibit B.  If the Parties are unable to reach agreement on the definitive terms of the License Template within such [***] period, the matter will be resolved in accordance with Section 11.7.

(b)Within [***] days of Apogee’s exercise of its Option with respect to a Research Program as set forth in Section 4.4, the Parties shall use [***] to finalize and execute a definitive written agreement consistent with the License Template (the “License Agreement”)

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with respect to such Research Program.

ARTICLE 5

PAYMENTS

5.1Research Initiation Fee.  Apogee shall pay to Paragon, on a Research Program-by-Research Program basis, a one-time, nonrefundable, noncreditable fee of Two Million Dollars ($2,000,000.00) (the “Research Initiation Fee”) no later than [***] days following finalization of the Research Plan for such Research Program. For clarity, the Research Initiation Fee is nonrefundable and noncreditable and separate from any Development Costs (including Pre-Effective Date Development Costs) or Cost Advance paid or owing with respect to a particular Research Program.

5.2Development Costs.

(a)The monthly rate for the Development Fees (the “Monthly Rate”) shall be determined and charged on a Research Program-by-Research Program and calendar month-by-calendar month basis based on, with respect to any particular calendar month, the total number of (i) [***], and (ii) [***] (each such Research Program, an “Active Research Program”).  [***].  [***].

(b)On a quarterly basis for each Research Program, Apogee will advance to Paragon any Development Costs contemplated in the Budget, including [***], and any [***] reasonably expected to be incurred by Paragon in the performance of the Research Program during the upcoming [***] (less any pre-payments for [***] from earlier [***] that Paragon reasonably anticipates will be carried over to such upcoming [***])  (the “Cost Advance”).  For clarity, the Cost Advance and Apogee’s responsibility for Development Costs shall apply to any Research Program intended to [***]. Apogee will pay the Cost Advance within [***] days after receipt of Paragon’s invoice for such Development Costs.  The Parties acknowledge that Paragon has incurred (i) approximately $750,055.62 in Development Costs through September 30, 2023, and (ii) certain additional Development Costs between October 1, 2023 and the Effective Date, as a result of work performed by Paragon at risk on one or more Research Programs (the costs described in (i) and (ii), the “Pre-Effective Date Development Costs”).  Apogee shall reimburse Paragon for the Pre-Effective Date Development Costs no later than [***] days after the later of (i) the Effective Date and (ii) Apogee’s receipt of a written invoice that details the Pre-Effective Date Development Costs and includes reasonable documentation therefor.

(c)Within [***] days after the end of each Calendar Year, Paragon will calculate and provide to Apogee a written reconciliation of its actually incurred Third Party Costs (incurred in a manner consistent with the Budget) for the prior Calendar Year (“Actual Annual Costs”) against that portion of the Cost Advance for such Third Party Costs for that Calendar Year, including reasonable documentation of such Actual Annual Costs.  The form of such reconciliation shall be subject to JDC review and approval.  If the amounts paid for anticipated Third Party Costs in the Cost Advance exceeds the Actual Annual Costs, then Paragon will credit such excess payment against Development Costs contemplated in the Budget and reasonably expected to be incurred by Paragon in the performance of the Research Program during any upcoming Calendar

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Year and Apogee will deduct such amount from its next quarterly Cost Advance.  If the Cost Advance is less than the Actual Annual Costs, then Paragon will invoice Apogee for the difference and Apogee will pay such amount together with its next quarterly Cost Advance.  If no further amounts will be owed to Paragon hereunder, Paragon will refund such amount.  For clarity, the above reconciliation will not apply to Annual Development Fees.

5.3Financial Records.  Paragon shall keep complete and accurate books of account and records in sufficient detail to enable the Development Costs payable under this Agreement to be determined.  Such books and records shall be kept at the principal place of business of Paragon, for at least [***] months following the end of the [***] to which such books and records pertain and Apogee shall be entitled to inspect such books and records at Paragon’s offices upon Apogee’s reasonable request.

5.4Manner and Method of Payment.  All cash payment amounts hereunder are expressed in U.S. dollars (USD) unless otherwise specified.  Each cash payment shall be made by electronic funds transfer in immediately available funds to a bank and account designated in writing by Paragon, unless otherwise specified in writing by Paragon.

5.5Tax.  Each Party shall be responsible for paying its own respective taxes in connection with any activities that it performs and any payments that it receives under this Agreement.  The Parties will commit [***] to provide each other with any tax forms that may be reasonably necessary in order for any Party to not pay or withhold tax or to pay or withhold tax at a reduced rate under an applicable income tax treaty.

5.6Late Payments.  In the event that any cash payment due for any undisputed amount under this Agreement is not made when due, then the cash payment shall accrue interest from the date due at a per annum rate equal to [***] above the then-current per annum prime rate reported by the Wall Street Journal (U.S., Western Edition) or, if lower, the maximum legal annual interest rate.

ARTICLE 6

INTELLECTUAL PROPERTY RIGHTS

6.1Ownership.

(a)Background IP.  As between the Parties, each Party will retain all right, title and interest in and to all of its Background IP.

(b)Project Antibody Technology.  Subject to the rights and licenses granted to Apogee in this Agreement, as between the Parties, Paragon or its Affiliates shall own all right, title and interest in and to all Project Antibody Technology, irrespective of inventorship.  Apogee agrees to assign and hereby assigns to Paragon all of Apogee’s right, title and interest in and to the Project Antibody Technology, including any and all Intellectual Property Rights therein.  Apogee shall execute and deliver, and shall cause its Affiliates to execute and deliver, such additional documents, instruments, conveyances and assurances and take any such further actions as may be [***] required to ensure that all right, title and interest in the Project Antibody Technology is

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effectively assigned to and held by Paragon.  Apogee and its Affiliates shall cause all of its and their employees who, in each case, generated, conceived of or created any Project Antibody Technology to assign [***] all ownership rights in such Project Antibody Technology to Paragon.

6.2Patent Prosecution, Maintenance and Enforcement.

(a)Prior to execution of the License Agreement, Paragon shall have the sole right, but not the obligation, to prepare, file, prosecute, maintain or enforce any Project Antibody Patents at Paragon’s sole expense, and Apogee shall reasonably cooperate and assist Paragon in such preparation, filing, prosecution, maintenance and enforcement, at Paragon’s request.  Following execution of the License Agreement, the Parties’ respective rights relating to the preparation, filing, prosecution, maintenance and enforcement of Project Antibody Patents and Derived Antibody Patents shall be as set forth therein and Apogee shall reimburse Paragon for any costs and expenses actually incurred by Paragon in the prosecution and maintenance of any Project Antibody Patents prior to the exercise of the Option by Apogee, in accordance with the terms of the License Agreement.

(b)Apogee covenants and agrees that it will not file or prosecute any Patents Covering any Project Antibody or Derived Antibody (including without limitation any Project Antibody Inventions) during the Term of this Agreement except as permitted under a License Agreement executed by all Parties with respect to a given Research Program.

6.3Defense of Claims Brought by Third Parties.  If a Party becomes aware of any actual or potential claim that the research, development, or manufacture of any Project Antibody, Derived Antibody or Product being Developed pursuant to this Agreement or that are contemplated for Development, Manufacture of Commercialization under a License Agreement, infringes the Intellectual Property Rights of any Third Party, such Party will [***] notify the other Party.  In any such instance, the Parties will [***] thereafter meet (which may be through the JDC) to discuss [***] regarding the best response to such notice.  Certain additional rights and obligations of the Parties with respect to any such claim will be set forth in the applicable License Agreement (to the extent applicable).

6.4No Implied Licenses.  Except as expressly set forth herein, no right or license under any Patents, Know-How or Intellectual Property Rights of either Party is granted or shall be granted by implication hereunder.  All such rights or licenses are or shall be granted only as expressly provided in this Agreement or the applicable License Agreement.

ARTICLE 7

PROTECTION OF CONFIDENTIAL INFORMATION

7.1Confidentiality.  Except to the extent expressly authorized by this Agreement, the Receiving Party agrees that, during the Term and for [***] years thereafter, it shall keep confidential and shall not publish or otherwise disclose to any Third Party, and shall not use for any purpose other than as expressly provided for in this Agreement, any Confidential Information of the Disclosing Party.  The Receiving Party may disclose Confidential Information of the Disclosing Party to those of the Receiving Party’s Representatives who have a need for such

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information, provided that the Receiving Party shall advise such Representatives of the confidential nature thereof, shall ensure that each such Representative is bound in writing by obligations of confidentiality and non-use at least as stringent as those contained in this Agreement, and shall be responsible for the compliance of its Representatives with the terms of this Agreement.  The Receiving Party shall use at least the same standard of care as it uses to protect proprietary or confidential information of its own (but in no event less than reasonable care) to ensure that its Representatives do not disclose or make any unauthorized use of the Confidential Information of the Disclosing Party.  The Receiving Party shall [***] notify the Disclosing Party upon discovery of any unauthorized use or disclosure of the Confidential Information of the Disclosing Party.

7.2Exceptions.  The Receiving Party’s obligations under Section 7.1 shall not apply to any Confidential Information of the Disclosing Party that the Receiving Party can prove by competent evidence: (a) is now, or hereafter becomes, through no act or failure to act on the part of the Receiving Party in breach of this Agreement, generally known or available; (b) is known by the Receiving Party at the time of receiving such information from the Disclosing Party without obligation of confidentiality; (c) is hereafter furnished to the Receiving Party by a Third Party who had the lawful right and authority to furnish such information without restriction on disclosure; or (d) is independently discovered or developed by the Receiving Party, without the aid, use or application of any Confidential Information of the Disclosing Party.

7.3Authorized Disclosure.  Notwithstanding the provisions of this Article 7, the Receiving Party may disclose Confidential Information, without violating its obligations under this Agreement, to the extent the disclosure is:

(a)required by a valid order of a court or other governmental body of competent jurisdiction or as otherwise required by Applicable Law, rule, regulation (including securities laws and regulations), government requirement or as may be required in connection with any filings made with, or by the disclosure policies of, a stock exchange, provided that the Receiving Party shall give reasonable prior written notice to the Disclosing Party of such required disclosure and, at the [***] request and expense, shall cooperate with the Disclosing Party’s efforts to contest such requirement, to obtain a protective order requiring that the Confidential Information so disclosed be used only for the purposes for which the order was issued or the law, rule or regulation required, or to obtain other confidential treatment of such Confidential Information; or

(b)reasonably necessary to file or prosecute patent applications, prosecute or defend litigation or otherwise establish rights or enforce obligations under this Agreement, in each case, in accordance with this Agreement.

7.4No Requirement to Disclose Paragon Platform Technology.  Notwithstanding anything to the contrary in this Agreement, Paragon will not be required to disclose any of the Paragon Platform Technology to Apogee other than as required to be included in the Deliverables.

7.5Use of Names.  Neither Party shall use the other Party’s name or trademarks in any advertising, sales or promotional material or in any publication without the prior written consent of the other Party.

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7.6Confidentiality of this Agreement.  This Agreement and its terms are considered Confidential Information of both Parties, and each Party shall keep confidential and shall not publish or otherwise disclose the terms of this Agreement without the prior written consent of the other Party, except as expressly permitted by Section 7.3 or Section 7.7, and except that both Parties may disclose this Agreement and its terms to actual or potential investors, lenders, and strategic partners in connection with due diligence or similar investigations by such Third Parties or in confidential financing documents, provided, in each case, that any such Third Party agrees to be bound by obligations of confidentiality and non-use at least as restrictive as those set forth in this Article 7 (provided that the confidentiality term applicable to such Third Party may be shorter so long as it is commercially reasonable).

7.7Publicity.  Except to the extent required by Applicable Law or the rules of any stock exchange or listing agency, neither Party shall issue a press release announcing that they have entered into an Antibody discovery partnership, without the other Party’s prior written consent, which shall not be unreasonably withheld.

ARTICLE 8

REPRESENTATIONS, WARRANTIES AND COVENANTS; DISCLAIMER

8.1Mutual Representations and Warranties.  Each Party represents and warrants to the other Party that:

(a)it is duly organized and validly existing under the laws of its jurisdiction of incorporation or formation, and has full corporate or other power and authority to enter into this Agreement and to carry out the provisions hereof;

(b)it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder; and

(c)this Agreement is legally binding upon it, enforceable in accordance with its terms, and does not and will not conflict with any agreement, instrument or understanding, oral or written, to which it is or may become a party or by which it may be or become bound.

8.2Paragon Representations, Warrants and Covenants.  Paragon hereby represents, warrants and covenants to Apogee that:

(a)it will perform its activities under a Research Program with due care and in accordance with (i) Applicable Law, (ii) the terms and conditions contained herein and the applicable Research Plan, and (iii) generally prevailing industry standards;

(b)neither it nor any of its Affiliates have entered or will enter, directly or indirectly, into any contract or any other transaction with any Third Party or Affiliate that conflicts or derogates from its undertakings under this Agreement;

(c)it has the unencumbered right to the Paragon Platform Technology and the right, power and authority to use the Paragon Platform Technology in performance of the Research

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Plans and the performance of its obligations under this Agreement, in each case in accordance with the terms hereof;

(d)each Representative employed or engaged by Paragon or its Affiliate to conduct the activities under a Research Program has assigned and has executed an agreement assigning its entire right, title and interest in and to Project Antibody Technology to Paragon;

(e)there are no claims, actions or proceedings pending or threatened, nor are there any formal inquiries initiated or written notices received that may lead to the institution of any such legal proceedings, in each case (or in aggregate) against Paragon or its properties, assets or business, which would, individually or in the aggregate, have a material adverse effect on, or materially prevent, Paragon’s ability to perform under this Agreement or to grant the Option or other rights granted to Apogee under this Agreement; and

none of Paragon, its Representatives, or any other person used by Paragon in the performance of the Agreement has been or is (i) debarred, convicted, or is subject to a pending debarment or conviction, pursuant to section 306 of the United States Food Drug and Cosmetic Act, 21 U.S.C. § 335a, (ii) listed by any government or regulatory agencies as ineligible to participate in any “Federal health care programs” (as that term is defined in 42 U.S.C. 1320a-7b(f)) or government procurement or non-procurement programs, or excluded, debarred, suspended or otherwise made ineligible to participate in any such program, or (iii) convicted of a criminal offense related to the provision of healthcare items or services, or is subject to any such pending action.  Paragon agrees to inform Apogee in writing promptly if Paragon or any person who is performing activities on its behalf under the Agreement is subject to the foregoing, or if any action, suit, claim, investigation or proceeding relating to the foregoing is pending or threatened.

8.3Disclaimer.  EXCEPT AS EXPRESSLY SET FORTH HEREIN, EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF DESIGN, MERCHANTABILITY, DURABILITY, MERCHANTABLE QUALITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES.

ARTICLE 9

TERM AND TERMINATION

9.1Term.  The term of this Agreement (“Term”) shall commence on the Effective Date and, subject to earlier termination of this Agreement in accordance with this Article 9, shall continue in force on a Research Program-by-Research Program basis until the earlier of:

(a)the end of the Option Period for such Research Program, as applicable, if such Option is not exercised by Apogee; and

(b)the effective date of the License Agreement for such Research Program if Apogee exercises its Option with respect to such Research Program, unless an extension is mutually agreed between the Parties.

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Upon the expiration of the Term for all then-existing Research Programs, this Agreement will automatically expire in its entirety.  For clarity, any executed License Agreements shall not be affected by such expiration.

9.2Termination of Agreement for Material Breach.  Each Party shall have the right to terminate this Agreement or a Research Program upon thirty (30) days’ prior written notice to the other Party upon or after the material breach of any provision of this Agreement by the other Party if the breaching Party has not cured such breach by the end of such thirty (30) day period.

9.3Termination for Convenience.  Apogee shall have the right to terminate this Agreement or any Research Program for any reason or no reason upon thirty (30) days’ prior written notice to Paragon; provided that Apogee will pay Paragon any unpaid fees due for Development Costs accrued prior to such effective termination date, as well as any non-cancellable obligations reasonably incurred by Paragon in connection with its activities under any terminated Research Program, as evidenced by Paragon’s records.

9.4Termination for a Bankruptcy Event.  Each Party will have the right to terminate this Agreement in the event of a Bankruptcy Event with respect to the other Party.  “Bankruptcy Event” means the occurrence of any of the following: (a) the institution of any bankruptcy, receivership, insolvency, reorganization or other similar proceedings by or against a Party under any bankruptcy, insolvency, or other similar law now or hereinafter in effect, including any section or chapter of the United States Bankruptcy Code, as amended, or under any similar laws or statutes of the United States or any state thereof (the “Bankruptcy Code”), where in the case of involuntary proceedings, such proceedings have not been dismissed or discharged within [***] days after they are instituted, (b) the insolvency or making of an assignment for the benefit of creditors or the admittance by a Party of any involuntary debts as they mature, (c) the institution of any reorganization, arrangement or other readjustment of debt plan of a Party not involving the Bankruptcy Code, (d) the appointment of a receiver for all or substantially all of a Party’s assets, or (e) any corporate action taken by the board of directors of a Party in furtherance of any of the foregoing actions.

9.5Disposal of Confidential Information.  In the event this Agreement expires or this Agreement or any Research Program is terminated and the Parties have not entered into a License Agreement with respect to an expired or terminated Research Program, each Party shall return to the other Party all Confidential Information of the other Party (including all copies thereof) in such Party’s possession related to any expired or terminated Research Program; provided, however, that each Party may retain one copy of the other Party’s Confidential Information in such Party’s secure archives for the sole purpose of monitoring compliance with its obligations hereunder or Applicable Law.

9.6Accrued Rights; Survival.  The expiration or termination of this Agreement for any reason shall not release either Party from any liability or obligation that, at the time of such expiration or termination, has already accrued to the other Party or that is attributable to a period prior to such expiration or termination, nor will expiration or any termination of this Agreement preclude either Party from pursuing all rights and remedies it may have under this Agreement, or at law or in equity, with respect to breach of this Agreement.  In the event of expiration or any

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termination of this Agreement, the following provisions of this Agreement shall survive such expiration or termination in accordance with their respective terms and conditions: Article 5, Article 7, Article 10 and Article 11, as well as Sections 2.3, 6.1, 6.2(a), 6.4, 9.3, 9.5 and this Section 9.6.

ARTICLE 10

INDEMNIFICATION; LIMITATION OF LIABILITY

10.1By Apogee.  Apogee hereby agrees to defend, indemnify, and hold harmless Paragon, its Affiliates and its or their Representatives (each, an “Paragon Indemnitee”) from and against any and all losses, damages, liabilities, expenses, and costs, including reasonable legal expense and attorneys’ fees (collectively, “Losses”), to which any Paragon Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any Third Party (“Third Party Claim”) to the extent such Losses result from: (a) the negligence or willful misconduct of any Apogee Indemnitee in the performance of this Agreement; or (b) the material breach by any Apogee Indemnitee of this Agreement; except, in each case, to the extent such Losses result from the negligence or willful misconduct of any Paragon Indemnitee or the material breach by Paragon of this Agreement, or where such Losses are subject to indemnification pursuant to Section 10.2 below.

10.2By Paragon.  Paragon hereby agrees to defend, indemnify, and hold harmless Apogee, its Affiliates and its or their Representatives (each, an “Apogee Indemnitee”) from and against any and all Losses to which any Apogee Indemnitee may become subject as a result of any Third Party Claim to the extent such Losses result from: (a) the negligence or willful misconduct of any Paragon Indemnitee in the performance of this Agreement; or (b) the material breach by any Paragon Indemnitee of this Agreement; except, in each case, to the extent such Losses result from the negligence or willful misconduct of any Apogee Indemnitee, the material breach by Apogee of this Agreement, or where such Losses are subject to indemnification pursuant to Section 10.1 above.

10.3Indemnification Procedure.  In connection with any Third Party Claim for which a Party (the “Indemnified Party”) seeks indemnification from the other Party (the “Indemnifying Party”) pursuant to this Agreement, the Indemnified Party will: (a) give the Indemnifying Party [***] notice of the Third Party Claim; provided, however, that failure to provide such notice will not relieve the Indemnifying Party from its liability or obligation hereunder, except to the extent of any material prejudice as a direct result of such failure; (b) cooperate with the Indemnifying Party, at the Indemnifying Party’s expense, in connection with the defense and settlement of the Third Party Claim; and (c) permit the Indemnifying Party to control the defense and settlement of the Third Party Claim; provided, however, that the Indemnifying Party may not settle the Third Party Claim without the Indemnified Party’s prior written consent, which will not be unreasonably withheld or delayed, in the event that such settlement materially adversely impacts the Indemnified Party’s rights or obligations.  Further, the Indemnified Party will have the right to participate (but not control) and be represented in any suit or action by advisory counsel of its selection and at its own expense.

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10.4Limitation of Liability.  EXCEPT FOR LIABILITY FOR BREACH OF ARTICLE 7 OR FOR INDEMNIFICATION CLAIMS UNDER ARTICLE 10, IN NO EVENT SHALL EITHER PARTY BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT, EVEN IF THE OTHER PARTY HAD NOTICE OF THE POSSIBILITY OF SUCH DAMAGES.

ARTICLE 11

MISCELLANEOUS

11.1Independent Contractor Relationship.  Paragon’s relationship with Apogee is that of an independent contractor, and nothing in this Agreement should be construed to create a partnership, joint venture or employer-employee relationship.  Neither Party is an agent of the other Party or authorized to make any representation, contract or commitment on behalf of the other Party.

11.2Force Majeure.  Neither Party will be charged with any liability for delay or failure in performance of an obligation under this Agreement (other than any obligation to pay monies when due) to the extent such delay or failure is due to a cause beyond the reasonable control of the affected Party, such as war, riots, labor disturbances, epidemic, pandemic, fire or explosion, and compliance in good faith with any Applicable Law.  The Party affected will give prompt written notice to the other Party of the nature of the cause of any material delay or failure to perform, its anticipated duration and any action being taken to avoid or minimize the effect.  The Party affected will use its diligent efforts to avoid or remove such causes of delay or failure to perform and to mitigate the effect of such occurrence, and will continue performance in accordance with the terms of this Agreement whenever such causes are removed.  The Party affected will give prompt written notice to the other Party of such resumed performance.  If any such failure or delay in a Party’s performance hereunder continues for more than [***] days, the other Party may terminate this Agreement upon written notice to the affected Party.

11.3Entire Agreement; Amendment.  This Agreement, together with all Exhibits attached hereto, constitutes the final, complete and exclusive agreement of the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous understandings and agreements, relating to its subject matter.  This Agreement (including its Exhibits) may not be changed, modified, amended or supplemented except by a written instrument signed by both Parties.

11.4Non-Waiver.  The failure of a Party to insist upon strict performance of any provision of this Agreement or to exercise any right arising out of this Agreement shall neither impair that provision or right nor constitute a waiver of that provision or right, in whole or in part, in that instance or in any other instance.  Any waiver by a Party of a particular provision or right shall be in writing, shall be as to a particular matter and, if applicable, for a particular period of time and shall be signed by such Party.

11.5Severability.  Should one or more of the provisions of this Agreement become void or unenforceable as a matter of Applicable Law, then this Agreement shall be construed as if such

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provision were not contained herein and the remainder of this Agreement shall be in full force and effect, and the Parties will use their best efforts to substitute for the invalid or unenforceable provision a valid and enforceable provision which conforms as nearly as possible with the original intent of the Parties.

11.6Assignment.  Neither this Agreement nor any rights or obligations hereunder may be assigned by either Party without the prior written consent of the other Party (which consent shall not be unreasonably withheld); provided, however, that (a) Paragon may assign to an Affiliate or a Third Party its rights to receive some or all of the payments payable hereunder; and (b) either Party may assign this Agreement and its rights and obligations hereunder without the other Party’s consent to its successor to all or substantially all of the business of such Party to which this Agreement relates, whether by merger, sale of stock, sale of assets or otherwise.  The assigning Party shall provide the other Party with prompt written notice of any such assignment.  Except for an assignment pursuant to clause (a) above, the rights and obligations of the Parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties, and the name of a Party appearing herein will be deemed to include the name of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this Section 11.6.  Any assignment not in accordance with this Agreement shall be void.

11.7Dispute Resolution.  The Parties recognize that a bona fide dispute as to certain matters may arise from time to time during the Term relating to either Party’s rights or obligations hereunder or otherwise relating to the validity, enforceability or performance of this Agreement, including disputes relating to alleged breach or termination of this Agreement but excluding any disputes relating to Article 7 (Confidentiality) hereof or disputes relating to the determination of the validity, scope, infringement, enforceability, inventorship or ownership of the Parties’ respective Intellectual Property Rights (hereinafter, a “Dispute”).  In the event of the occurrence of any Dispute, the Parties will follow the following procedures in an attempt to resolve the dispute or disagreement:

(a)The Party claiming that such a Dispute exists will give notice in writing (a “Notice of Dispute”) to the other Party of the nature of the Dispute.

(b)The Dispute will be referred to the then Chief Executive Officer of Paragon and the then Chief Executive Officer of Apogee who will meet no later than [***] days following the initial receipt of the Notice of Dispute and use reasonable endeavors to resolve the Dispute.

(c)If, within [***] days of initial receipt of the Notice of Dispute, the Dispute has not been resolved, or if, for any reason, the meeting described in Section 11.7(b) hereof has not been held within [***] days of initial receipt of the Notice of Dispute, then the Parties agree that such Dispute will be finally resolved through binding arbitration to be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures and in accordance with the Expedited Procedures in those Rules, as specifically modified by the provisions of this Section 11.7(c).  The arbitration will be conducted by a panel of three arbitrators.  Within [***] after the initiation of the arbitration, each Party will nominate one person to act as arbitrator, and the two arbitrators so named will then jointly appoint the third arbitrator within [***] days of their appointment, who will serve as chairman of the panel.  All three arbitrators must be independent

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Third Parties having at least [***] years of dispute resolution experience (which may include judicial experience) or legal or business experience in the biotech or pharmaceutical industry.  If either Party fails to nominate its arbitrator, or if the arbitrators selected by the Parties cannot agree on a person to be named as chairman within such [***]-day period, JAMS will make the necessary appointments for such arbitrator(s) or the chairman.  Once appointed by a Party, such Party will have no ex parte communication with its appointed arbitrator.  The place of arbitration will be in Boston, Massachusetts, or such other venue as the Parties may mutually agree.  The arbitration proceedings and all communications with respect thereto will be in English.  Any written evidence originally in another language will be submitted in English translation accompanied by the original or a true copy thereof.  The arbitrators have the power to decide all matters in Dispute, including any questions of whether or not such matters are subject to arbitration hereunder.  The arbitration will be governed by the Federal Arbitration Act, 9 U.S.C. §§1 et seq., and judgment upon the award rendered by the arbitrators may be entered in any court having competent jurisdiction thereof.  The existence, content and results of any arbitration proceedings pursuant to this Section 11.7 will be deemed the Confidential Information of both Parties.

(d)Notwithstanding any provision of this Agreement to the contrary, either Party may immediately initiate litigation in any court of competent jurisdiction seeking any remedy at law or in equity, including the issuance of a preliminary, temporary or permanent injunction, to preserve or enforce its rights under this Agreement.

(e)The Parties agree that any disputes relating to Article 7 (Confidentiality) hereof or disputes relating to the determination of the validity, scope, infringement, enforceability, inventorship or ownership of the Parties’ respective Intellectual Property Rights shall be subject to the exclusive jurisdiction of the state and federal courts in New York, New York and each Party hereby submits to such jurisdiction.

11.8Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without reference to conflicts of laws principles.

11.9Notices.  Any notice to be given under this Agreement must be in writing and delivered either in person, by internationally recognized express courier, by email, or by facsimile, to the Party to be notified at its address(es) given below, or at any address such Party has previously designated by prior written notice to the other.  Notice shall be deemed sufficiently given for all purposes upon the earliest of: (a) the date of actual receipt; (b) if delivered by express courier, the next Business Day the express courier regularly makes deliveries; or (c) if delivered by email, upon the date upon which the receipt of such email is confirmed by return email.  Together with any notice provided by a Party to the other Party in accordance with this Section 11.9, the Party shall send a copy of such notice by email to the other Party.

If to Paragon:	Paragon Therapeutics, Inc. 221 Crescent Street Building 23, Suite 105 Waltham, MA 02453 Attn: President

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If to Apogee:	Apogee Therapeutics, Inc. 221 Crescent Street Building 17, Suite 102B Waltham, MA 02453 Attn: President

With a Copy to:	Apogee Therapeutics, Inc. 221 Crescent Street Building 17, Suite 102B Waltham, MA 02453 Attn: Legal Department

11.10Interpretation.  Except where the context expressly requires otherwise, (a) the use of any gender herein shall be deemed to encompass references to either or both genders, and the use of the singular shall be deemed to include the plural (and vice versa), (b) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (c) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (d) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (e) any reference herein to any person or entity shall be construed to include such person’s or entity’s successors and assigns, (f) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Sections, Articles or Exhibits shall be construed to refer to Sections, Articles or Exhibits of this Agreement, and references to this Agreement include all Exhibits hereto, (h) the word “notice” means notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other written communications contemplated under this Agreement, (i) provisions that require that a Party, the Parties or any committee hereunder “agree,” “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise (but excluding e-mail and instant messaging), (j) references to any specific law, rule or regulation, or article, section or other division thereof, shall be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof, and (k) the term “or” shall be interpreted in the inclusive sense commonly associated with the term “or”.  The headings of clauses contained in this Agreement preceding the text of the sections, subsections and paragraphs hereof are inserted solely for convenience and ease of reference only and shall not constitute any part of this Agreement or have any effect on its interpretation or construction.  Ambiguities and uncertainties in this Agreement, if any, shall not be interpreted against either Party, irrespective of which Party may be deemed to have caused the ambiguity or uncertainty to exist.  This Agreement has been prepared in the English language, and the English language shall control its interpretation.  In addition, all notices required or permitted to be given hereunder, and all written, electronic, oral, or other communications between the Parties regarding this Agreement shall be in the English

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language.  To the extent there is any inconsistency or conflict between the terms and conditions of this Agreement and any Research Plan, the terms and conditions of this Agreement will prevail.

11.11No Third-Party Rights.  The provisions of this Agreement are for the exclusive benefit of the Parties and their successors and permitted assigns, and no other person shall have any right or claim against any Party by reason of these provisions or be entitled to enforce any of these provisions against any Party.

11.12Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original document, and all of which, together with this writing, shall be deemed one instrument.  This Agreement may be executed by facsimile or PDF signatures, which signatures shall have the same force and effect as original signatures.

11.13Expenses.  Each Party shall pay its own costs, charges and expenses incurred in connection with the negotiation, preparation and completion of this Agreement.

11.14Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, successors and permitted assigns.

11.15Construction.  The Parties hereto acknowledge and agree that: (a) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (b) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; and (c) the terms and provisions of this Agreement shall be construed fairly as to both Parties hereto and not in a favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Agreement.

11.16Cumulative Remedies.  No remedy referred to in this Agreement is intended to be exclusive unless explicitly stated to be so, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.

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IN WITNESS WHEREOF, the Parties hereto have executed this Antibody Discovery and Option Agreement on the Effective Date.

PARAGON THERAPEUTICS, INC.		APOGEE THERAPEUTICS, INC. By:

By:	/s/ K. Evan Thompson	By:	/s/ Michael Henderson
Name:	K. Evan Thompson	Name:	Michael Henderson
Title:	President	Title:	CEO
Date:	09 Nov 2023	Date:	08 Nov 2023